                         J.P. MORGAN INSTITUTIONAL FUNDS
                     (FORMERLY THE JPM INSTITUTIONAL FUNDS)

                    AMENDMENT NO. 15 TO DECLARATION OF TRUST

                                  Amendment and
                Fifteenth Amended and Restated Establishment and
                       Designation of Series of Shares of
                 Beneficial Interest (par value $0.001 per share)
                               DATED JUNE 29, 2001


         Pursuant to Sections 6.9 and 9.3 of the Declaration of Trust, dated as of November 4, 1992, as amended (the "Declaration of Trust"), of J.P. Morgan Institutional Funds (the "Trust"), the Trustees of the Trust hereby amend and restate the Fourteenth Amended and Restated Establishment and Designation of Series appended to the Declaration of Trust to change the names of the following funds:

J.P. Morgan Institutional Federal Money Market Fund                    to     J.P. Morgan Federal Money Market Fund
J.P. Morgan Institutional Prime Money Market Fund                      to     J.P. Morgan Prime Money Market Fund
J.P. Morgan Institutional Tax Exempt Money Market Fund                 to     J.P. Morgan Tax Exempt Money Market Fund
J.P. Morgan Institutional Short Term Bond Fund                         to     J.P. Morgan Short Term Bond Fund
J.P. Morgan Institutional Bond Fund                                    to     J.P. Morgan Bond Fund
J.P. Morgan Institutional Tax Exempt Bond Fund                         to     J.P. Morgan Tax Exempt Bond Fund
J.P. Morgan Institutional U.S. Equity Fund                             to     J.P. Morgan U.S. Equity Fund
J.P. Morgan Institutional U.S. Small Company Fund                      to     J.P. Morgan U.S. Small Company Fund
J.P. Morgan Institutional International Equity Fund                    to     J.P. Morgan International Equity Fund
J.P. Morgan Institutional Diversified Fund                             to     J.P. Morgan Diversified Fund
J.P. Morgan Institutional Emerging Markets Equity Fund                 to     J.P. Morgan Emerging Markets Equity Fund
J.P. Morgan Institutional New York Tax Exempt Bond Fund                to     J.P. Morgan New York Tax Exempt Bond Fund
J.P. Morgan Institutional European Equity Fund                         to     J.P. Morgan  European Equity Fund
J.P. Morgan Institutional Disciplined Equity Fund                      to     J.P. Morgan Disciplined Equity Fund
J.P. Morgan Institutional Global Strategic Income Fund                 to     J.P. Morgan Global Strategic Income Fund
J.P. Morgan Institutional International Opportunities Fund             to     J.P. Morgan International Opportunities Fund
J.P. Morgan Institutional U.S. Small Company Opportunities Fund        to     J.P. Morgan U.S. Small Company Opportunities Fund
J.P. Morgan Institutional Emerging Markets Debt Fund                   to     J.P. Morgan Emerging Markets Debt Fund
J.P. Morgan Institutional Treasury Money Market Fund                   to     J.P. Morgan Treasury Money Market Fund
J.P. Morgan Institutional Service Treasury Money Market Fund           to     J.P. Morgan Service Treasury Money Market Fund
J.P. Morgan Institutional Service Prime Money Market Fund              to     J.P. Morgan Service Prime Money Market Fund
J.P. Morgan Institutional Service Federal Money Market Fund            to     J.P. Morgan Service Federal Money Market Fund
J.P. Morgan Institutional Service Tax Exempt Money Market Fund         to     J.P. Morgan Service Tax Exempt Money Market Fund
J.P. Morgan Institutional Bond Fund - Ultra                            to     J.P. Morgan Bond Fund - Ultra
J.P. Morgan Institutional Treasury Money Market Reserves Fund          to     J.P. Morgan Treasury Money Market Reserves Fund
J.P. Morgan Institutional Prime Money Market Reserves Fund             to     J.P. Morgan Prime Money Market Reserves Fund
J.P. Morgan Institutional Direct Prime Money Market Fund               to     J.P. Morgan Direct Prime Money Market Fund
J.P. Morgan Institutional Disciplined Equity Fund - Advisor Series     to     J.P. Morgan Disciplined Equity Fund - Advisor Series
J.P. Morgan Institutional Prime Cash Management Fund                   to     J.P. Morgan Prime Cash Management Fund

         (such name changes to become effective September 1, 2001).

1.   The Funds shall be redesignated or designated as follows:

         J.P. Morgan Federal Money Market Fund
         J.P. Morgan Prime Money Market Fund
         J.P. Morgan Tax Exempt Money Market Fund
         J.P. Morgan Short Term Bond Fund
         J.P. Morgan Bond Fund
         J.P. Morgan Tax Exempt Bond Fund
         J.P. Morgan U.S. Equity Fund
         J.P. Morgan U.S. Small Company Fund
         J.P. Morgan International Equity Fund
         J.P. Morgan Diversified Fund
         J.P. Morgan Emerging Markets Equity Fund
         J.P. Morgan New York Tax Exempt Bond Fund
         J.P. Morgan European Equity Fund
         J.P. Morgan Disciplined Equity Fund
         J.P. Morgan Global Strategic Income Fund
         J.P. Morgan International Opportunities Fund
         J.P. Morgan U.S. Small Company Opportunities Fund
         J.P. Morgan Emerging Markets Debt Fund
         J.P. Morgan Treasury Money Market Fund
         J.P. Morgan Service Treasury Money Market Fund
         J.P. Morgan Service Prime Money Market Fund
         J.P. Morgan Service Federal Money Market Fund
         J.P. Morgan Service Tax Exempt Money Market Fund
         J.P. Morgan Bond Fund - Ultra
         J.P. Morgan Treasury Money Market Reserves Fund
         J.P. Morgan Prime Money Market Reserves Fund
         J.P. Morgan Direct Prime Money Market Fund
         J.P. Morgan Disciplined Equity Fund - Advisor Series
         J.P. Morgan Prime Cash Management Fund
         J.P. Morgan Small Company Fund-Advisor Series
         J.P. Morgan Small Company Opportunities Fund-Advisor Series J.P. Morgan International Equity Fund-Advisor Series
         J.P. Morgan International Opportunities Fund-Advisor Series J.P. Morgan U.S. Equity Fund-Advisor Series
         J.P. Morgan Bond Fund-Advisor Series
         J.P. Morgan Diversified Fund-Advisor Series

         and shall have the following special and relative rights:

         2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other properties and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of such Fund. Each Share of a Fund shall be redeemable, shall be entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount) on matters on which Shares of the Fund shall be entitled to vote, shall represent a PRO RATA beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its PRO RATA share of the net assets of the Fund upon liquidation of the Fund, all as provided in Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of a Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to that Fund, unless otherwise required by law.

         3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall be deemed to have been effectively acted upon with respect to the Fund as provided in, Rule 18f-2 or Rule 18f-3, as from time to time in effect, under the Investment Company Act of 1940, as amended, or any successor rule, and by the Declaration of Trust.

         4. The assets and liabilities of the Trust shall be allocated among the Funds as set forth in Section 6.9 of the Declaration of Trust.

         5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses, to change the designation of any Fund, previously, now or hereafter created, or otherwise to change the special and relative rights of any Fund or any such other series of Shares.

         IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.



------------------------------
Frederick S. Addy



------------------------------
William G. Burns



------------------------------
Arthur C. Eschenlauer



-------------------------------
Matthew Healey



--------------------------------
Michael P. Mallardi